JOINT VENTURE AGREEMENT


THIS AGREEMENT dated for reference December 10, 1997 is made

BETWEEN:
          GOLDSTATE CORPORATION, a company duly incorporated under the laws of the State of Nevada, and having its registered office at 3926 Irongate Road, Unit D Bellingham, Washington 98226

          (hereinafter called the "Purchaser)
                                                               OF THE FIRST PART

AND:
          INTERGOLD CORPORATION a company duly Incorporated under the laws of the State of Nevada and having its registered office at 5000 Birch Street, West Tower, Suite 4000 Newport Beach, California 92660

          (hereinafter called the "Vendors")
                                                              OF THE SECOND PART

AND:
          INTERNATIONAL GOLD CORPORATION, a company duly incorporated under the laws of the State of Nevada and having its registered office at 5000 Birch Street, West Tower, Suite 4000 Newport Beach, California 92660

          (hereinafter called the "Vendors")
                                                               OF THE THIRD PART


WHEREAS:

A. The Vendors are the sole beneficial owners (subject to the paramount interest of the United States) of 578 (FIVE HUNDRED, SEVENTY-EIGHT) unpatented lode mining claims (hereinafter called "the Blackhawk Claims") located in Camas, Lincoln, and Gooding Counties in the State of Idaho as set out in Appendix A to this agreement. Vendors have the right to mine the said Blackhawk Claims subject to obtaining the necessary State and Federal permits as required by law.

B. The Vendors have agreed to sell and the Purchaser has agreed to purchase 51% of the rights to the Blackhawk Claims for 1,000,000 restricted 144 shares in the capital of Goldstate Corporation and $100,000 (ONE HUNDRED THOUSAND DOLLARS).

Share Purchase Agreement, December 10, 1997

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of 1,000,000 restricted 144 shares in the capital of Goldstate Corporation and $100,000 (ONE HUNDRED THOUSAND DOLLARS) and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


1. PURCHASE AND SALE

On the basis of the warranties and representations of the Vendors set forth in paragraph 3 and subject to the general terms of this Agreement as set forth in paragraph 2, the Purchaser agrees to buy from the Vendors and on the basis of the warranties and representations of the Purchaser set forth in paragraph 4 and subject to the general terms of this Agreement as set forth in paragraph 2, the Vendors agree to sell to the Purchaser on the Closing Date a 51% interest in 578 (FIVE HUNDRED, SEVENTY-EIGHT) 18-20 acre unpatented lode mining claims in Camas, Lincoln, and Gooding Counties in the State of Idaho as set out in Appendix A to this agreement.


2. JOINT VENTURE TERMS

(a) The Purchaser further agrees to conduct a work program on the herebefore mentioned Idaho claims in the minimum amount of $250,000.00 (TWO HUNDRED AND FIFTY THOUSAND) dollars per year in each of the calendar years started January 1, 1998, January 1, 1999, and January 1, 2000.

(b) The Purchaser further agrees to contribute all future capital required in the further exploration, and if required, mining operations of the said herebefore mentioned Idaho claims as is required by annual budgeted property exploration and development work programs.

(c) It is the understanding of both the Purchaser and the Vendors that the Purchaser and the Vendors participate jointly in net mining profits after all expenses are deducted according to their pro-rata ownership of the claims after all invested capital by the Purchaser has been repatriated. It is further the understanding of both the Purchaser and the Vendors that the Purchaser and the Vendors agree that until all invested capital of the Purchaser is repatriated, that the joint participation in net mining profits will be 80% to the Purchaser and 20% to the Vendors.

(d) The Purchaser and the Vendor warrant the ownership percentages of the Blackhawk claims by the Purchaser and the Vendor shall change where the annual calendar year work program contributions made by the Purchaser are less than the adopted minimum budget totals mutually agreed upon between parties to this agreement. If the Purchaser defaults in making an agreed contribution required


Share Purchase Agreement, December 10, 1997 by the approved work program outlined in this agreement, the non-defaulting party may advance the defaulted contribution on behalf of the defaulting participant and treat the same, together with any accrued interest, as a demand loan bearing interest from the date of the advance at prime plus 3% per annum. The failure by the defaulting party to repay said loan upon demand shall be default. The Purchaser hereby grants to the Vendor a lien upon its interest in the Blackhawk claims as a security interest. The non-defaulting party may elect the transfer of the defaulting party's ownership interest as a remedy in direct proportion to the magnitude of default. The defaulting party's interest of the Blackhawk claims to be transferred shall be the defaulting party's current interest times the following calculation: (the sum of the defaulting party's work program contribution default to any annual budget date divided by all of the Vendors work program contributions since the date of this agreement to the date of the default calculation.

The Purchaser acknowledges that if and when the Purchaser's working interest is reduced to less than 40% by its potential incapacity to fund the approved minimum annual work programs and budgets, the Vendor may exercise its rights to assume the operators role.

(e) The Purchaser agrees to fund beyond the third year work program budget for succeeding years according to a minimum budget mutually agreed upon by the parties to this agreement at the end of December 31, 2000 commensurate with the exploration prospect results obtained from January 1, 1998 to December 31, 2000. If the Purchaser and Vendor do not obtain mutual agreement with regard to the annual minimum work program budget beyond the third year budget for succeeding years, or the Purchaser is unable to provide the desired work program budget, the Purchaser shall not be prevented from assigning this agreement and its then ownership position in the Blackhawk claims to a third party who is able to reach agreement with the Vendor regarding minimum work program budget funding, such agreement is subject to agreement of the Purchaser, but may not be reasonably withheld.


3. VENDORS REPRESENTATIONS, WARRANTIES AND COVENANTS

     The Vendors represent and warrant to the Purchaser as representations and warranties which are true and correct as of the date hereof that:

3.1 The Vendors are residents of Nevada for matters relating to jurisdiction of taxation. Intergold Corporation is a non-reporting public company duly incorporated under the laws of Nevada, validly existing, and is in good standing to carry on business in its intended place(s) of business. International Gold Corporation is a non-reporting private company duly incorporated under the laws of Nevada, validly existing, and is in good standing to carry on business in its intended place(s) of business. International Gold Corporation is the wholly owned subsidiary of Intergold Corporation.

Share Purchase Agreement,  December 10, 1997

3.2 The performance of this agreement will not be in violation of the Memorandums or Articles of the Vendors or of any agreement to which the Vendors are a party and will not give any person or company any right to terminate or cancel any agreement or any right enjoyed by the Vendors and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of the Vendors.

3.3 The business of the Vendors now and until the Closing Date will be conducted and maintained in the manner which is normal to that business.

3.4 The representations, warranties, covenants and agreements by the Vendors in this agreement or any certificates or documents delivered pursuant to the provisions hereof or in connection with the transaction contemplated hereby shall be true at and as of the time of closing as though such representations and warranties were made at and as of such time. Notwithstanding any investigations or enquiries made by the Purchaser prior to the closing or the waiver of any condition by the Purchaser, the representations, warranties, covenants and agreements of the Vendors shall survive the closing date and notwithstanding the closing of the purchase and sale herein provided for, shall continue in full force and effect.

3.5 There is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of the Vendors threatened against or affecting the Vendors at law or in equity or before or by any federal; provincial, state, municipal or other governmental department, commission, board, bureau or agency.

3.6 The Vendors have filed all known necessary Federal and State tax returns including, without limitation, Corporation Capital Tax returns.


4. PURCHASER REPRESENTATIONS, WARRANTIES AND COVENANTS

     The Purchaser represents and warrants to the Vendors as representations and warranties which are true and correct as of the date hereof that:

4.1 The Purchaser is a resident of Nevada for matters relating to jurisdiction of taxation. The Purchaser is a non-reporting public company duly incorporated under the laws of Nevada, validly existing, and is in good standing to carry on business in its intended place(s) of business.

4.2 There is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of the Purchaser threatened against or affecting the Purchaser at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency.


Share  Purchase  Agreement, December 10, 1997

4.3 The Purchaser holds all permits, licenses, and consents issued by any Federal, Provincial, Regional or Municipal Government or Agency thereof which are necessary or desirable in connection with the operations of the Company.

4.4 The performance of this agreement will not be in violation of the Memorandum or Articles of the Purchaser or of any agreement to which the Vendors are a party and will not give any person or company any right to terminate or cancel any agreement or any right enjoyed by the Purchaser and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of the Purchaser.

4.5 The business of the Purchaser now and until the Closing Date will be conducted and maintained in the manner which is normal for that business.

4.6 The Purchaser is not aware of any adverse claim or claims which may affect title to or exclusive possession and use of the assets of the Purchaser.

4.7 The representations, warranties, covenants and agreements by the Purchaser in this Agreement or any certificates or documents delivered pursuant to the provisions hereof or in connection with the transaction contemplated hereby shall be true at and as of the time of closing as though such representations and warranties were made at and as of such time. Notwithstanding any investigations or enquiries made by the Vendors prior to closing or the waiver of any condition by the Vendors, the representations, warranties, covenants and agreements of the Purchaser shall survive the Closing Date and notwithstanding the closing of the purchase and sale herein provided for, shall continue in full force and effect.


5. GENERAL PROVISIONS

5.1 Time shall be of the essence in this Agreement.

5.2 This Agreement contains the whole agreement between the Vendors and the Purchaser in respect of the purchase and sale contemplated hereby and there are no warranties, representations, terms and conditions or collateral agreements expressed, implied or statutory, other than as expressly set forth in this Agreement.

5.3 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

5.4 This Agreement shall be construed in accordance with the laws of the State of Nevada. All references to sums of money shall be deemed to refer to the legal tender of the United States.


6. CLOSING DATE

6.1 The closing of the Purchase & Sale contemplate by this Agreement will take place in the offices of Mr. Max Tanner at 2950 East Flamingo, Suite G, Las Vegas, Nevada 89121 on December 10, 1997.

6.2 At the closing the Vendors deliver shall deliver 1,000,000 shares of Goldstate Corporation registered in the name of the Vendors, such share certificate executed for free and unencumbered transfer to the Vendors by the Purchaser as at the date of the closing, and the Purchaser shall provide $100,000 US funds to the Vendors.


Share Purchase Agreement, December 10, 1997

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

                                              GOLDSTATE CORPORATION
                                              By:




                                              ----------------------------------
                                              Harold Gooding, President


                                              INTERGOLD CORPORATION
                                              By:



                                              /s/ Michael Mehrtens
                                              ----------------------------------
                                              Michael Mehrtens


                                              INTERNATIONAL GOLD CORPORATION
                                              By:



                                              /s/ Michael Mehrtens
                                              ----------------------------------
                                              Michael Mehrtens

Share Purchase Agreement, December 10, 1997

APPENDIX A -  THE BLACKHAWK CLAIMS LISTING - 578 CLAIMS - IDAHO